UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 11, 2005

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9356	23-2432497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5002 Buckeye Road P.O. Box 368 Emmaus, PA		18049
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (484) 232-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 11, 2005, Buckeye Partners, L.P. (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with UBS Securities LLC and Citigroup Global Markets Inc., as representatives of the underwriters, that provides for the issuance and sale by the Partnership, and the purchase by the underwriters, of 2,500,000 limited partnership units of the Partnership (the “Offered Units”).  The underwriters have been granted an option to purchase up to 375,000 additional limited partnership units to cover over-allotments.  The limited partnership units to be issued pursuant to the Underwriting Agreement are registered under the Act pursuant to a shelf registration statement on Form S-3 (File No. 333-116540).  The Partnership expects the transaction to close on or about May 17, 2005.  A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

	(c)	Exhibits.

	1.1	Underwriting Agreement, dated May 11, 2005, among UBS Securities LLC and Citigroup Global Markets Inc., as representatives of the underwriters, Buckeye Partners, L.P. and Buckeye GP LLC

	5.1	Opinion of Morgan, Lewis & Bockius LLP regarding legality of the Offered Units

	8.1	Opinion of Vinson & Elkins LLP regarding tax matters

	23.1	Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1)

	23.2	Consent of Vinson & Elkins LLP (included in its opinion filed as Exhibit 8.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

	By:	Buckeye GP LLC,
its General Partner

		By:	STEPHEN C. MUTHER
Stephen C. Muther
Senior Vice President, Administration,
General Counsel and Secretary

Dated: May 12, 2005

Exhibit Index

Exhibit

1.1	Underwriting Agreement, dated May 11, 2005, among UBS Securities LLC and Citigroup Global Markets Inc., as representatives of the underwriters, Buckeye Partners, L.P. and Buckeye GP LLC

5.1	Opinion of Morgan, Lewis & Bockius LLP regarding legality of the Offered Units

8.1	Opinion of Vinson & Elkins LLP regarding tax matters

23.1	Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1)

23.2	Consent of Vinson & Elkins LLP (included in its opinion filed as Exhibit 8.1)